Exhibit 23.2

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-8 pertaining to:

•	Registration Statement (Form S-8 Nos. 333-87735, 333-47896 and 333-81956) pertaining to the 1997 Incentive and Nonstatutory Stock Option Plan;

•	Registration Statement (Form S-8 Nos. 333-107109 and 333-129364) pertaining to the Non-Director and Non-Executive Officer Consolidated Long-Term Stock Incentive Plan;

•	Registration Statement (Form S-8 No. 333-167971) pertaining to the MRV Communications, Inc. 2007 Omnibus Incentive Plan, as amended; and

•	Registration Statement (Form S-8 No. 333-168910) pertaining to the Employment Inducement Stock Option Award for Dilip Singh, granted July 1, 2010;

of our reports dated April 2, 2013, with respect to the consolidated financial statements of MRV Communications, Inc., and the effectiveness of internal control over financial reporting of MRV Communications, Inc., included in this Annual Report (Form 10-K) of MRV Communications, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Los Angeles, California
March 17, 2014